                                        Registration No. 333-_______
                                         Filed October 1, 1998

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                           --------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933

                           --------------------

                           U.S.B. Holding Co., Inc.
        -----------------------------------------------------------
  (Exact Name of Registrant as specified in its Articles of Incorporation)

        Delaware                                    36-3197969
   ----------------------                 -------------------------------
  (State of incorporation)               (IRS Employer Identification No.)

                            100 Dutch Hill Road
                        Orangeburg, New York 10962
   ----------------------------------------------------------------------
        (Address of principal executive offices, including zip code)


   Options to purchase Common Stock of the Registrant issued by the Registrant pursuant to an Agreement and Plan of Merger, dated as of March 6, 1998, between the Registrant and Tappan Zee Financial, Inc. ("Tappan Zee"), upon conversion of outstanding options to purchase Common Stock of Tappan Zee issued by Tappan Zee under its 1996 Stock Option Plan for Officers and Employees and its 1996 Stock Option Plan for Outside Directors
______________________________________________________________________________
                        (Full Titles of the Plans)

Thomas E. Hales                        Copies to:
Chairman, President and                Daniel P. Weitzel, Esq.
  Chief Executive Officer              Fiorello J. Vicencio, Jr., Esq.
U.S.B. Holding Co., Inc.               Elias, Matz, Tiernan & Herrick L.L.P.
100 Dutch Hill Road                    734 15th Street, N.W.
Orangeburg, New York 10962             Washington, D.C.  20005
(914) 365-4600
- -------------------------------------  (202) 347-0300
(Name, address and telephone number of
agent for service)
                           Page 1 of 13 pages
               Index to Exhibits is located on page 10.

                 CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------
Title of        Amount      Proposed Maximum    Proposed Maximum    Amount of
Securities      to be      Offering Price         Aggregate      Registration
to be          Registered     Per Share(3)       Offering Price         Fee
Registered
- -----------------------------------------------------------------------------
Common Stock,
par value $.01  136,080(2)       $10.38            $1,412,510.40      $420

- -----------------------------------------------------------------------------


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), of U.S.B. Holding Co., Inc. (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Represents the number of shares of Common Stock of the Company reserved for issuance as a result of the conversion of options to purchase common stock of Tappan Zee Financial, Inc. ("Tappan Zee") into options to purchase Common Stock of the Company pursuant to an Agreement and Plan of Merger, dated as of March 6, 1998, between the Company and Tappan Zee.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options, as converted, to purchase shares of Common Stock.

                    __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                PART I

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

__________________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

             (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

             (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (File No. 1-12811) filed on March 17, 1997.

             (d)  All documents filed by the Company pursuant to Sections 13
(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable because the Common Stock is registered under Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability that they may incur in their capacity as such.

    Furthermore, Article 8 of the Registrant's Bylaws provide as follows:

    "8.1 Indemnification of Officers and Directors.  The Corporation shall
         ------------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this
Article 8 and the relevant provisions of the General Corporation Law and other applicable law, if any, are in effect and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

    8.2  Indemnification of Other Persons.  The Corporation may indemnify any
         ---------------------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

    8.3  Insurance.  The Corporation shall have power to purchase and maintain
         ----------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of Sections 8.1 and 8.3 of the Bylaws or under Section 145 of the General Corporation Law or any other provision of law."

    Article 9 of the Registrant's Certificate of Incorporation provides as follows:

    "9.  Limitation of Director's Personal Liability.   A director of the
         --------------------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for or with respect to any act or omission occurring prior to the effective date of the Amendment adding this Article to the Certificate of Incorporation. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

Item 7.  Exemption from Registration Claimed.

    Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


    No.     Exhibit                                                 Page
    --      -------                                                 ----
    4       Common Stock Certificate                                 (1)

    5       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.         E-1
            as to the legality of the securities

    23.1    Consent of Elias, Matz, Tiernan & Herrick L.L.P.          -
            (contained in the opinion included as Exhibit 5)

    23.2    Consent of Deloitte & Touche L.L.P.                      E-2

    24      Power of attorney for any subsequent amendments           -
            (located in the signature pages of this
            Registration Statement).

    99.1    Tappan Zee Financial, Inc. 1996 Stock Option Plan        (2)
            for Officers and Employees

    99.2    Tappan Zee Financial, Inc. 1996 Stock Option Plan for    (2)
            Outside Directors


    --------------
    (1) Incorporated by reference from the Company's Registration Statement on Form S-3, as amended, File No. 33-72788.

    (2) Incorporated by reference from the Registration Statement on Form S-8 filed by Tappan Zee Financial, Inc. with the Commission on July 11, 1997 (Commission File No. 333-31123).

Item 9.     Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section

10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of New York, on this 30th day of September 1998.

                                   U.S.B. HOLDING CO., INC.


                                   By:/s/ Thomas E. Hales
                                      ---------------------------------
                                      Thomas E. Hales, Chairman, President
                                       and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Thomas E. Hales his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/Thomas E. Hales                            Date: September 30, 1998
- -----------------------------------
Thomas E. Hales
Chairman of the Board, President, Chief
 Executive Officer and Director
 (principal executive officer)



                                              Date: September__, 1998
- -----------------------------------
Howard V. Ruderman
Director



/s/Fred F. Graziano                           Date: September 30, 1998
- -----------------------------------
Fred F. Graziano, M.D.
Treasurer and Director


                                              Date: September __, 1998
- ----------------------------------
Kenneth J. Torsoe
Director

/s/Michael H. Fury                            Date: September 30, 1998
- ----------------------------------
Michael H. Fury, Esq.
Secretary and Director


/s/Herbert Peckman                            Date: September 30, 1998
- ----------------------------------
Herbert Peckman
Director


/s/Raymond J. Crotty                          Date: September 30, 1998
- ----------------------------------
Raymond J. Crotty
Senior Executive Vice President, Chief
 Credit Officer, Assistant Secretary and
 Director


/s/Steven T. Sabatini                         Date: September 30, 1998
- -----------------------------------
Steven T. Sabatini
Senior Executive Vice President, Chief
 Financial Officer, and Assistant Secretary
 (principal financial and accounting officer)


                                              Date: September __, 1998
- -----------------------------------
Kevin J. Plunkett
Director

                           Exhibit Index
                           -------------
    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


    No.     Exhibit                                             Page
    ---     -------                                             ----
    4       Common Stock Certificate                             (1)

    5       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.     E-1
            as to the legality of the securities

    23.1    Consent of Elias, Matz, Tiernan & Herrick L.L.P.      -
            (contained in the opinion included as Exhibit 5)

    23.2    Consent of Deloitte & Touche L.L.P.                  E-2

    24      Power of attorney for any subsequent amendments       -
            (located in the signature pages of this
            Registration Statement).

    99.1    Tappan Zee Financial, Inc. 1996 Stock Option Plan    (2)
            for Officers and Employees

    99.2    Tappan Zee Financial, Inc. 1996 Stock Option Plan    (2)
            for  Outside Directors

    ----------------

                (1) Incorporated by reference from the Company's Registration Statement on Form S-3, as amended, File No. 33-72788.

                (2) Incorporated by reference from the Registration Statement on Form S-8 filed by Tappan Zee Financial, Inc. with the Commission on July 11, 1997 (Commission File No. 333-31123).


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